Consent Agreement

This Agreement (“Agreement”) is entered into effective as of November 29, 2018 by and among:

(1) MUBADARAH INVESTMENTS LLC, an Omani limited liability company with its registered address at PO Box 807, Post Code 116, Muscat, Oman (“MIL”);

(2) HILAL AL BUSAIDY, of Omani nationality, holding civil identity number 02270116, having his postal address at PO Box 786, Postal code 116, Mina Al Fahal, Sultanate of Oman (“Hilal”);

(3) YASSER SAID AL BARAMI, of Omani nationality, holding civil identity number 02159522, having his postal address at PO Box 786, Postal Code 116, Minal Al Fahal, Sultanate of Oman (“Yasser”) (MIL, Hilal and Yasser collectively to be referred to as “Selling Stockholders”); and

(4) NATIONAL ENERGY SERVICES REUNITED CORP, a company incorporated in the British Virgin Islands with its address at 777 Post Oak Blvd, Houston, TX, 77056, USA (“NESR”)

(each a “Party” and together the “Parties”).

WHEREAS

A. The Parties entered into that agreement for the Sale and Purchase of Shares in Gulf Energy S.A.O.C on November 12, 2017 (“GES SPA”) for the sale and purchase of shares in Gulf Energy Services S.A.O.C.

B. The GES SPA closed on June 6, 2018, (“GES Closing”) at which time the Selling Stockholders were issued ordinary shares of NESR (“NESR Shares”) in exchange for their share ownership in GES.

C. The Selling Stockholders desire that NESR prepares and files with the Securities and Exchange Commission (“SEC”) a registration statement (the “Registration Statement”) to register for resale the NESR Shares that the Selling Stockholders received on the GES Closing, and NESR expressly agrees to prepare and file such registration statement with the SEC.

E. The Parties wish to agree on certain conditions relating to the resale of the NESR Shares when the Registration Statement becomes effective.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Parties hereby agree as follows.

1. Sale of NESR shares. The Selling Stockholders undertake that MIL will comply with US securities law and SEC regulations and filing requirements within the statutory period and shall notify NESR when a sale of NESR Shares is made.

2. Public Offering. The Selling Stockholders agree that in connection with any registered offering of the ordinary shares or other securities of NESR, MIL shall not, without the prior written consent of NESR, during the period of such offering, (a) sell, contract to sell, grant any option or otherwise dispose of, directly or indirectly, any NESR Shares, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities.

3. Acknowledgements. Each of the Parties represents, warrants, agrees to and acknowledges the following:

(a) this Agreement has been negotiated and effectuated in good faith, for fair, good and reasonably equivalent valuable consideration and for legitimate business purposes;

(b) the execution and delivery of this Agreement and performance of obligations hereunder will not result in a violation or default under any instrument, contract, agreement or other document to which it is a party;

(c) it has the full power and authority to execute and deliver this Agreement, and to execute its obligations therein, and this Agreement will constitute a valid and binding obligation of the Party, enforceable in accordance with its terms;

(d) the execution and delivery of this Agreement does not require any consent, waiver, approval or authorization of any third party;

(e) it possesses the knowledge, experience and sophistication to allow it to fully evaluate and accept the merits and risks of entering into this Agreement;

(f) it has complied with all disclosure obligations incumbent on it, and disclosed information is accurate and free from material omissions;

(g) it has read and considered this Agreement carefully, this Agreement was negotiated by its attorneys with its express approval, it has discussed this Agreement in detail with its attorneys, it has been given a reasonable period of time (as long as it deemed necessary) to consider this Agreement before signing, it fully understands the extent and impact of the provisions of this Agreement, and that it has executed this Agreement knowingly and voluntarily and without any undue influence, representation, coercion or intimidation; and

(h) Yasser and Hilal each represent, warrant and agree that they shall each take all actions to cause MIL to comply with its obligations in this Agreement.

4. Confidentiality. The Parties expressly understand and agree that this Agreement and its contents shall remain confidential and shall not be disclosed to any third party whatsoever, except the Parties’ counsel, and financial advisors retained by them and except as required by law, stock exchange rule or order of court, without the other Party’s prior written consent.

5. Counterparts; Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument. A digital or .PDF signature shall be deemed an original.

6. Entire Agreement. this Agreement sets forth the entire agreement between the Parties as it relates to the subject matter hereof, and replaces and supersedes any and all prior agreements, promises, proposals, representations, understandings and negotiations, written or not, relating to the same.

7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

8. Governing Law. This Agreement and all disputes arising hereunder shall be governed by, and construed in accordance with, the laws of England and Wales without regard to conflicts of law. All disputes between the Parties arising from or related to this Agreement shall be referred to and finally settled by arbitration under the LCIA Arbitration Rules, which are deemed to be incorporated into this Section 8. The seat, or legal place, of the arbitration shall be London, England. The number of arbitrators shall be three (3), with each opposing side nominating one arbitrator and the third arbitrator, who shall act as chairman, to be nominated by the other two arbitrators. The language to be used in the arbitration shall be English. The award made by the arbitrator shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction. To the extent permissible by law, the Parties hereby waive any right to appeal the decision of the arbitrator. Notwithstanding the foregoing, the Parties agree that any of them may seek interim measures including injunctive relief in relation to the provisions of this Agreement or the Parties’ performance of it from any court of competent jurisdiction.

9. Amendment and Modification. Neither this Agreement nor any terms hereof may be amended, changed, waived, discharged, or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by all of the Parties.

10. Successors and Assigns. The Parties’ respective rights and obligations under this Agreement shall be binding upon and inure to the benefit and detriment of their respective successors, assigns, heirs and transferees.

11. Cooperation. The Parties agree to cooperate fully and execute any and all supplementary documents and to take all additional action which may be reasonably necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

12. Further Assurances. Each of the Parties shall, and shall cause its respective Affiliates and Subsidiaries to, from time to time at the request of another Party hereto, without any additional consideration, furnish such Party with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary to carry out the provisions of this Agreement, and give effect to the transactions contemplated hereby and thereby.

13. Recitals an Integral Part of Agreement. The Recitals set forth above (sometimes referred to as “Whereas Clauses”) are, and for all purposes, shall be interpreted as being an integral part of this Agreement, constituting acknowledgements and agreements by and between the parties hereto, and are incorporated in this Agreement by this reference.

[Signature page follows next]

WHEREFORE, intending to be bound hereby, each Party has executed this Agreement as of the date indicated below.

MUBADARAH INVESTMENTS LLC		NATIONAL ENERGY SERVICES REUNITED CORP.

	/s/ Hilal Al Busaidy		/s/ Sherif Foda
By:	Hilal Al Busaidy	By:	Sherif Foda
Title:		Title:	CEO
Date:		Date:	November 29, 2018

HILAL AL BUSAIDY		YASSER SAID AL BARAMI

	/s/ Hilal Al Busaidy		/s/ Yasser Said Al Barami
By:	Hilal Al Busaidy	By:	Yasser Said Al Barami
Title:		Title:
Date:		Date: